October 13, 2022

Trust for Advised Portfolios
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin 53201-0701

Re: Registration Statement on Form N-14 (File No. 333-267333) (“Registration Statement”)

Ladies and Gentlemen:

We hereby consent to the references to our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp
1111 Pennsylvania Avenue, NW
Washington, DC 20004 +1.202.739.3000
United States +1.202.739.3001